                                                 Registration No. 333-__________
     As filed with the Securities and Exchange Commission on August 22, 2002
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                         ENVIRONMENTAL POWER CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                                   04-2782065
      (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                   Identification No.)

                                 One Cate Street
                         Portsmouth, New Hampshire 03801
                          (Address, including zip code,
                  of registrant's principal executive offices)

                              --------------------

                            2001 Stock Incentive Plan
                            2002 Director Option Plan
         Stock Option Agreement between Environmental Power Corporation and Robert I. Weisberg dated as of May 2, 2001
         Stock Option Agreement between Environmental Power Corporation and Robert I. Weisberg dated as of September 14, 2001
                            (Full title of the plan)

                              --------------------

                                Joseph E. Cresci
                             Chief Executive Officer
                         Environmental Power Corporation
                          One Cate Street, 4/th/ Floor
                         Portsmouth, New Hampshire 03801
                                 (603) 431-1780
                      (Name, address and telephone number,
              including area code, of agent for service of process)

                              --------------------

                                    Copy to:
                           Steven I. Himelstein, Esq.
                              Dorsey & Whitney LLP
                                 250 Park Avenue
                               New York, NY 10177
                                 (212) 415-9200

                              --------------------
                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                          Amount to be       Proposed maximum            Proposed maximum           Amount of
 Title of securities to be registered      registered     offering price per share    aggregate offering price  registration fee
---------------------------------------------------------------------------------------------------------------------------------
           Common Stock, $0.01
           par value per share           5,000,000/(1)/       $0.56/(2)/                 $2,800,000               $257.60
---------------------------------------------------------------------------------------------------------------------------------
           Common Stock, $0.01
           par value per share             450,000/(3)/       $0.66/(4)/                  $ 297,000               $ 27.32
---------------------------------------------------------------------------------------------------------------------------------
             Total                                                                                                $284.92
=================================================================================================================================

(1) This Registration Statement covers 3,000,000 shares of Common Stock issuable pursuant to the 2001 Stock Incentive Plan and 2,000,000 shares of Common Stock issuable pursuant to the 2002 Director Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, on (i) 796,962 shares of Common Stock underlying outstanding options (of which 646,962 were granted under the 2001 Stock Incentive Plan and 150,000 were granted under the 2002 Director Option
      Plan) at an average exercise price of $0.86 per share, and (ii) 2,353,038 shares to be granted under the 2001 Stock Incentive Plan and 1,850,000 shares to be granted under the 2002 Director Option Plan at an average aggregate offering price of $0.50 per as computed based upon the average of the high and low sales prices of the Common Stock as reported on the Over-the-Counter Bulletin Board on August 20, 2002.

(3) Consists of 100,000 and 350,000 shares of Common Stock issuable upon the exercise of options granted under Stock Option Agreements between Environmental Power Corporation and Robert I. Weisberg dated May 2, 2001 and September 14, 2001, respectively.

(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon 450,000 shares of Common Stock underlying options at an average exercise price of $0.66 per share.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Environmental Power Corporation (the "Company"), are incorporated by reference in this Registration Statement, as of their respective dates:

     (a) the Company's Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2001;

     (b) the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002; and

     (c) the description of the Company's Common Stock, par value $.01 per share, as contained in a registration statement on Form 8-A filed on March 10, 1987, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits the Company to indemnify, under certain circumstances, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, for expenses related to such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful. The Company's bylaws substantively provide that we will indemnify such persons to the fullest extent allowed by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     Exhibit                                                      Incorporation
     Number     Description                                       References
     ------     -----------                                       ----------
     4.1        Certificate of Incorporation, as amended                A

     4.2        Certificate of Designation with respect to the          B
                Series B Preferred Stock, par value $.01 per share, of the Company

     4.3        Amendment to Certificate of Incorporation               A
                effective November 9, 2001

     4.4        Bylaws                                                  C

     4.5        2001 Stock Incentive Plan                               *

     4.6        2002 Director Option Plan                               *

     4.7        Option Agreement dated as of May 2, 2001 between        *
                the Company and Robert I. Weisberg

     4.8        Option Agreement dated as of September 14, 2001         *
                between the Company and Robert I. Weisberg

     5.1        Opinion of Dorsey & Whitney LLP                         *

     23.1       Consent of Deloitte & Touche LLP                        *

     23.2       Consent of Dorsey & Whitney LLP (contained in           *
                Exhibit 5.1 to this Registration Statement).

     24.1       Power of Attorney (included on signature page).         *


------------------
A Previously filed as part of the Company's Report on Form 10-K for the year ended December 31, 2001.
B Previously filed as part of the Company's Report on Form 8-K dated as of August 7, 2001.
C Previously filed as part of the Company's Report on Form 10-K for the year ended December 31, 1998.
* Filed herewith.

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Portsmouth, State of New Hampshire, on August 22, 2002.

                                   ENVIRONMENTAL POWER CORPORATION


                                   By     /s/ Joseph E. Cresci
                                     ------------------------------------------
                                                    Joseph E. Cresci
                                                    Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph E. Cresci and R. Jeffrey Macartney, and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 22, 2002.

     /s/ Joseph E. Cresci                     Chief Executive Officer, Secretary
--------------------------------------------  and Director
            Joseph E. Cresci                  (principal executive officer)

     /s/ R. Jeffrey Macartney                 Chief Financial Officer
--------------------------------------------  (principal financial and
           R. Jeffrey Macartney               accounting officer)

     /s/ Donald A. Livingston                 Director
--------------------------------------------
            Donald A. Livingston

     /s/ Peter J. Blampied                    Director
--------------------------------------------
             Peter J. Blampied

     /s/ Robert I. Weisberg                   Director
--------------------------------------------
            Robert I. Weisberg

     /s/ Thomas M. Matthews                   Director
--------------------------------------------
             Thomas M. Matthews

     /s/ Herman Brubaker                      Director
--------------------------------------------
              Herman Brubaker

     /s/ Jessie J. Knight, Jr.                Director
--------------------------------------------
            Jessie J. Knight, Jr.

     /s/ August Schumacher, Jr.               Director
--------------------------------------------
           August Schumacher, Jr.

                                EXHIBIT INDEX TO
                                    FORM S-8

                         Environmental Power Corporation

          Exhibit
          Number       Description
          ------       -----------

          4.5          2001 Stock Incentive Plan

          4.6          2002 Director Option Plan

          4.7 Option Agreement dated as of May 2, 2001 between the Company and Robert I. Weisberg

          4.8 Option Agreement dated as of September 14, 2001 between the Company and Robert I. Weisberg

          5.1          Opinion of Dorsey & Whitney LLP

          23.1         Consent of Deloitte & Touche LLP

          23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

          24.1         Power of Attorney (included on signature page).